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EXHIBIT 21

The following is a list of the significant subsidiaries of the registrant as of April 10, 2001. Each such subsidiary does business under its corporate name.

List of Subsidiaries
                                    Jurisdiction of
Subsidiary                          Incorporation

EID Corporation                     Liberia
Ethyl Administration GmbH           Switzerland
Ethyl Asia Pacific Company          Virginia
Ethyl Brasil Aditivos S.A           Brazil
Ethyl Canada Inc.                   Province of Ontario, Canada
Ethyl Europe S.P.R.L.               Belgium
Ethyl Foreign Sales Corporation     U.S. Virgin Islands
Ethyl Interamerica Corporation      Delaware
Ethyl Japan Corporation             Japan
Ethyl Korea Limited                 Korea
Ethyl Mineraloel-Additive GmbH      Germany
Ethyl Petroleum Additives, Inc.     Delaware
Ethyl Petroleum Additives Limited   United Kingdom
Ethyl Services GmbH                 Switzerland
Ethyl Services Limited              United Kingdom
Ethyl Shipping Company Limited      United Kingdom